Principal Exchange-Traded Funds 711 High Street, Des Moines, IA 50392 515 247 5111 tel

May 17, 2022

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE:Principal Exchange-Traded Funds

Post-Effective Amendment No. 106 to Registration Statement on Form N-1A

File No. 333-201935

I am Assistant Counsel for the above-referenced Registrant and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ John L. Sullivan

John L. Sullivan

Assistant Counsel, Registrant

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